UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 16, 2019

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On May 22, 2019, NetApp, Inc. (“NetApp” or the “Company”) issued a press release reporting financial results for the fourth quarter and year ended April 26, 2019. The press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fiscal 2020 Compensation

On May 16, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved the fiscal year 2020 (“FY 20”) terms of cash compensation for the named executive officers identified below in the amounts reflected below:

Named Executive Officer	FY 20 Salary (1)	FY 20 Target Incentive Compensation Award (2) (3)
George Kurian Chief Executive Officer and President	$950,000	170%
Ronald J. Pasek Executive Vice President and Chief Financial Officer	$626,775	110%
Henri Richard Executive Vice President, Worldwide Field and Customer Operations	$600,000	110%
Joel D. Reich Executive Vice President, Product Operations	$524,000	110%
Matthew K. Fawcett Senior Vice President, General Counsel and Secretary	$548,000	80%
(1)	Effective April 27, 2019. The salaries for Messrs. Richard and Reich are unchanged from fiscal year 2019.
(2)

Expressed as a target percentage of base salary.  Incentive compensation for the Company’s named executive officers will be established pursuant and subject to the terms of the Company’s Executive Compensation Plan.

(3)	All target incentive compensation awards are unchanged from fiscal year 2019.

Performance-Based Restricted Stock Units

On May 16, 2019, the Committee approved terms of performance-based restricted stock units that are expected to be granted and become effective in June 2019 under one of two forms of Restricted Stock Unit Agreement (Performance-Based) (each, a “PBRSU Agreement” and together, the “PBRSU Agreements”).  The two forms of PBRSU Agreement are substantially similar except for the inclusion of the applicable performance metric in the applicable PBRSU Agreement.  The PBRSU Agreements have terms that are substantially consistent with the terms contained in the applicable form of Restricted Stock Unit Agreement (Performance-Based) included as exhibits to the Company’s Form 10-Q filed on August 21, 2018 (the “Prior Agreements”), subject to the following changes:

•

If the executive takes an approved leave of absence of 6 months or more during the performance period, then the number of PBRSUs that will be eligible to vest will be pro-rated based on the number of months that the executive was not on a leave of absence.

•

At the end of the performance period, the Company’s Total Stockholder Return (as such term is defined in the applicable PBRSU Agreement) and the total stockholder return of certain benchmark peers of the Company will be calculated and collectively listed from largest to smallest with the number of RSUs becoming eligible to vest based on the Company’s percentile ranking in this group.

The foregoing summary of the PBRSU Agreements does not purport to be complete and is qualified in its entirety by the full text of the PBRSU Agreements, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ending April 26, 2019.

Change of Control Severance Agreements

On May 16, 2019, as a result of the expiration of the existing change of control agreements and in connection with a review of executive compensation, the Committee approved a new form of double trigger Change of Control Severance Agreement (the “Agreement”). The Company expects to enter into an Agreement with each of its named executive officers, including the Chief Executive Officer, and certain senior executives and the Agreement will be used on a going forward basis by the Company.

The material terms of the Agreement are as follows:

Severance Benefits. If the Company terminates an executive’s employment without Cause (as such term is defined in the Agreement) (and not by reason of executive’s death or Disability (as such term is defined in the Agreement)) or if the executive resigns for Good Reason (as such term is defined in the Agreement), and such termination occurs on or within 24 months after the first Change of Control (as such term is defined in the Agreement) that occurs after the effective date of the Agreement, then, subject to the executive signing and not revoking a separation agreement and release of claims in favor of the Company, the executive will receive the following from the Company:

•

A lump sum severance payment (less applicable withholding taxes) equal to the sum of (A) 150% (200% in the case of the Chief Executive Officer) of an executive’s annual base salary as in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; and (B) 150% (200% in the case of the Chief Executive Officer) of an executive’s target annual bonus in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control.

•

A lump sum severance payment (less applicable withholding taxes) equal to the greater of (A) the executive’s target annual bonus in effect for the fiscal year in which the termination occurs or (if greater) in effect immediately prior to the Change of Control; or (B) the bonus the executive would have received for the fiscal year in which the termination occurs based on actual performance being accrued for financial accounting purposes at the time of termination against the performance goals applicable to the executive’s bonus arrangement in effect immediately prior to the executive’s termination date, in either case, which will be pro-rated for the period during the fiscal year executive was employed by the Company.

•

All outstanding equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 48-month period following the executive’s termination date had the executive remained employed through such period. Additionally, unless otherwise provided in the applicable award agreement, the executive will be entitled to accelerated vesting as to an additional 100% of the then-unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any. Each executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post-termination exercise period will not extend beyond the original maximum term of the award).

•

If the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for such coverage until the earlier of (A) 18 months (24 months in the case of the Chief Executive Officer), (B) the date upon which the executive and/or the executive’s eligible dependents are covered under similar plans or (C) the date upon which executive ceases to be eligible for coverage under COBRA. If the Company determines that it cannot provide the foregoing benefit without violating applicable law or being subject to an excise tax, then the Company will, in lieu of the COBRA reimbursement, pay the executive a taxable lump-sum payment in an amount equal to the monthly COBRA premium that the executive would have been required to pay to continue the executive’s group health coverage multiplied by 18 (24 in the case of the Chief Executive Officer).

Excise Tax. In the event that the severance payments and other benefits payable to an executive constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance benefits will be either (A) delivered in full or (B) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the executive on an after-tax basis of the greatest amount of benefits.

Term. Each Agreement has an initial term of three years and renews for additional successive one-year terms unless either party provides the other party written notice of non-renewal 12 months in advance of the expiration date. If a Change of Control occurs and there are fewer than 24 months remaining in the term of the Agreement, the term of the Agreement will automatically be extended for 24 months following the effective date of the Change of Control. Additionally, if there is an initial occurrence of an act or omission by the Company that could constitute “Good Reason” for termination, and the expiration date of any Company cure period related to such act or omission could occur following the expiration of the term of the Agreement, then the term of the Agreement will extend automatically through the date that is 90 days following the expiration of such cure period. If an executive becomes entitled to severance benefits pursuant to his or her Agreement, the Agreement will not terminate until all obligations of the Company under the Agreement have been satisfied.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, the form of which is filed herewith as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

10.1	Form of Change of Control Severance Agreement

99.1	Press release, dated May 22, 2019, reporting earnings for the fiscal quarter and year ended April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

May 22, 2019	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary